Exhibit 1(a)(3)

                       AARP INSURED TAX FREE INCOME TRUST

                            Certificate of Amendment

      The undersigned being at least a majority of the duly elected and qualified Trustees of AARP Insured Tax Free Income Trust (the "Trust"), a business trust organized pursuant to a Declaration of Trust (the "Declaration") dated June 8, 1984, as amended, do hereby certify that the following resolution was duly adopted by a favorable vote on June 26, 1991 of a majority of Trustees, acting pursuant to Article VIII, Section 8.3 of the Declaration:

          RESOLVED, that upon the filing of a supplement to the Trust's currently effective prospectus with the Securities and Exchange Commission under the Securities Act of 1933, Sections 1.1 and 1.2(n) of the Amended and Restated Declaration of Trust dated June 8, 1984, as amended, are amended to change the name of the Trust from "AARP Insured Tax Free Income Trust" to "AARP Tax Free Income Trust" so that said sections read in their entirety as follows:

               Section 1.1. Name. The Trust created hereby, until and unless changed by the Trustees as provided in Section 8.3 hereof, is the "AARP Tax Free Income Trust".

               Section 1.2(n) The "Trust" means the AARP Tax Free Income Trust.

     IN WITNESS WHEREOF, the undersigned have, pursuant to Article X, Section
10.1 of the Declaration, this day executed this Certificate.


                                                /s/ Eugene P. Forrester
----------------------                          -----------------------
    Cyril F. Brickfield                                 Eugene P. Forrester


/s/ Linda C. Coughlin
----------------------                          -----------------------
    Linda C. Coughlin                               Eugene I. Lehrmann


/s/ Horace Deets                                /s/ William B. Macomber
----------------------                          -----------------------
    Horace Deets                                    William B. Macomber


/s/ Mary Johnston Evans                         /s/ George L. Maddox, Jr.
----------------------                          -----------------------
    Mary Johnston Evans                             George L. Maddox, Jr.


/s/ Edgar R. Fiedler                            /s/ James H. Schulz
----------------------                          -----------------------
    Edgar R. Fiedler                                James H. Schulz


/s/ Cuyler W. Findlay                           /s/ Gordon Shillinglaw
----------------------                          -----------------------
    Cuyler W. Findlay                               Gordon Shillinglaw

Dated: June 26, 1991

                           AARP TAX FREE INCOME TRUST

                            Certificate of Amendment

     The undersigned, being a duly elected and qualified Trustee of AARP Tax Free Income Trust (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration Trust dated November 1, 1984, as amended, does hereby certify that at a meeting of Shareholders of the Trust, by the favorable vote on January 13, 1994 of a majority shares issued and entitled to vote, the Shareholders adopted an amendment to the Declaration of Trust as follows (additions underlined, deletions struck out):

      Section 6.6. Redemption of Shareholder Interest, The Trust shall have the right at any time without prior notice to the Shareholder to redeem Shares of any Shareholder for their then current net asset value per Share if at any such time the Shareholder owns Shares having an aggregate net asset value of less than an amount set from time to time by the Trustees [strikeout] $500 [end strikeout] subject to such terms and conditions as the Trustees may approve, and subject to the Trust's giving general notice to all Shareholders of its intention to avail itself of such right, either by publication in the Trust's prospectus, if any, or by such other means as the Trustees may determine.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this 25th day of January, 1994.


DATED: January 25, 1994             /s/ Cuyler W. Findlay
                                        --------------------------
                                        Cuyler W. Findlay, Trustee

Then personally appeared Cuyler W. Findlay, the above-named Trustee, who acknowledged the foregoing instrument to be his free act and deed.

                                   Before me,


                                    /s/ Therese M. Meany
                                        --------------------------
                                        Notary Public
                                        My Commission Expires:

                                THERESE M. MEANY
                        NOTARY PUBLIC, State of New York
                          No.41-2644550 - Queens County
                      Certificate Filed in New York County
                         Term Expires November 30, 1995